                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                  __________


                                   FORM 8-K

                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                                  __________


       Date of Report (Date of earliest event reported):  April 19, 1996



                          IMPERIAL HOLLY CORPORATION
            (Exact name of registrant as specified in its charter)


                                     TEXAS
                 (State or other jurisdiction of incorporation)



            1-10307                                 74-0704500
    (Commission File Number)              (IRS Employer Identification No.)

  One Imperial Square, Suite 200
   P.O. Box 9, Sugar Land, Texas                      77487
(Address of principal executive offices)           (Zip Code)



     (Registrant's telephone number, including area code):  (713) 491-9181
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

          On April 19, 1996, Imperial Holly Corporation (the "Company") through its wholly-owned subsidiary Holly Sugar Corporation ("Holly") acquired, pursuant to a Stock Purchase Agreement dated as of January 8, 1996 by and between Holly and Spreckels Industries, Inc., all of the outstanding capital stock of Spreckels Sugar Company, Inc. and Limestone Products Company, Inc. (collectively "Spreckels Sugar"), a California based beet sugar processor, for cash of $41.3 million. The purchase price, which is equal to the sum of net working capital at December 31, 1995, $3 million and net cash advances made by Spreckels Industries between December 31, 1995 and closing, is subject to downward adjustment based on a post-closing audit. $35.3 million of the purchase price was funded at closing by advances under the Company's revolving credit line co-agented by Harris Trust and Savings Bank and Texas Commerce Bank National Association; $6.0 is payable approximately 25 business days after closing, after completion of the post-closing audit.

          Spreckels Sugar operates beet sugar processing plants in Woodland and Mendota, California, which Holly will continue to operate. Holly did not acquire Spreckels Sugar's Manteca California factory, which was distributed to another subsidiary of Spreckels Industries prior to the acquisition by Holly. Spreckels Industries has announced that the Manteca California factory will not operate as a beet sugar factory.

ITEM 5.  OTHER EVENTS

          On April 22, 1996, Holly announced the closing of its Hamilton City, California factory which will take place following completion of the spring processing campaign.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

  (a) Financial Statements of Businesses Acquired

      It is impracticable for the Company to provide the required financial statements at the date hereof. The Company will file the required financial statements as soon as practicable, but no later than 60 days after May 6, 1996.

  (b) Pro Forma Financial Information

      It is impracticable for the Company to provide the required pro forma financial information at the date hereof. The Company will file the required pro forma financial information as soon as practicable, but no later than 60 days after May 6, 1996.

  (c) Exhibits

     Exhibit No.    Description
     -----------    -----------


     Exhibit 2.1 Stock Purchase Agreement dated as of January 8, 1996 by and between Holly Sugar Corporation and Spreckels Industries, Inc. (incorporated by reference to Exhibit 4 to the Company's quarterly report on 10-Q for the quarter ended December 31, 1995).

     Exhibit 2.2    Amendment and Extension of the Stock Purchase
                    Agreement dated March 18, 1996

     Exhibit 99     Press Release of the Company of April 22, 1996
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       IMPERIAL HOLLY CORPORATION


                                           /s/ James C. Kempner
Date:  May 3, 1996                    By:________________________________
                                          James C. Kempner
                                          President
                                          and Chief Executive Officer